Schedule 14A Information

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No. )

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[   ]  Soliciting Material under Section 240.14a-12

Templeton Russia and East European Fund, Inc.

 (Name of Registrant as Specified in its Charter)

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TEMPLETON RUSSIA AND EAST EUROPEAN FUND, INC.

IMPORTANT SHAREHOLDER INFORMATION

These materials are for the Annual Meeting of Shareholders (the “Meeting”) scheduled for September 24, 2015, at 12 Noon, Eastern time. The enclosed materials discuss the proposals (the “Proposals” or each, a “Proposal”) to be voted on at the Meeting, and contain the Notice of Meeting, proxy statement and proxy card. A proxy card is, in essence, a ballot. When you vote your proxy, it tells us how you wish to vote on important issues relating to Templeton Russia and East European Fund, Inc. (the “Fund”). If you specify a vote on a Proposal, your proxy will be voted as you indicate. If you specify a vote on one Proposal but not all Proposals, your proxy will be voted as specified on such Proposal and, on the Proposal for which no vote is specified, your proxy will be voted FOR such Proposal. If you simply sign, date and return the proxy card, but do not specify a vote on any Proposal, your proxy will be voted FOR the Proposals.

We urge you to spend a few minutes reviewing the Proposals in the proxy statement. Then, please fill out and sign the proxy card and return it to us so that we know how you would like to vote. When shareholders return their proxies promptly, the Fund may be able to save money by not having to conduct additional mailings.

We welcome your comments. If you have any questions, call Fund Information at (800) DIAL BEN®/342-5236.

TELEPHONE AND INTERNET VOTING

For your convenience, you may be able to vote by telephone or through the Internet, 24 hours a day. If your account is eligible, instructions are enclosed.

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TEMPLETON RUSSIA AND EAST EUROPEAN FUND, INC.

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Meeting”) of Templeton Russia and East European Fund, Inc. (the “Fund”) will be held at the Fund’s offices, 300 S.E. 2nd Street, Fort Lauderdale, Florida 33301-1923 on September 24, 2015, at 12 Noon, Eastern time.

During the Meeting, shareholders of the Fund will vote on the following Proposals:

1.        The election of four Directors of the Fund to hold office for the terms specified.

2.        The approval of the liquidation and dissolution of the Fund.

3.        The ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Fund for the fiscal year ending March 31, 2016.

By Order of the Board of Directors,

Lori A. Weber

Vice President and Secretary

August 6, 2015

Please sign and promptly return the proxy card or voting instruction form in the enclosed self-addressed envelope regardless of the number of shares you own. If you have any questions, call Fund Information at (800) DIAL BEN®/342-5236.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 24, 2015

The Fund’s Notice of Annual Meeting of Shareholders, Proxy Statement and form of Proxy are available on the Internet at http://www.astproxyportal.com/ast/19930/. The form of Proxy on the Internet site cannot be used to cast your vote.

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TEMPLETON RUSSIA AND EAST EUROPEAN FUND, INC.

PROXY STATEMENT

¿INFORMATION ABOUT VOTING

Who is asking for my vote?

The Board of Directors of Templeton Russia and East European Fund, Inc. (the “Fund”), in connection with the Fund’s Annual Meeting of Shareholders (the “Meeting”), has requested your vote.

Who is eligible to vote?

Shareholders of record at the close of business on July 14, 2015, are entitled to be present and to vote at the Meeting or any adjourned Meeting. Each share of record is entitled to one vote (and a proportionate fractional vote for each fractional share) on each matter presented at the Meeting. The Notice of Meeting, the proxy statement, and the proxy card were first mailed to shareholders of record on or about August 6, 2015.

On what issues am I being asked to vote?

You are being asked to vote on three Proposals:

1.        The election of four Directors of the Fund;

2.        The approval of the liquidation and dissolution of the Fund; and

3.        The ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Fund for the fiscal year ending March 31, 2016.

How do the Fund’s Directors recommend that I vote?

The Directors unanimously recommend that you vote FOR the election of the four nominees (Proposal 1), FOR the approval of the liquidation and dissolution of the Fund (Proposal 2), and FOR the ratification of the selection of PwC as the independent registered public accounting firm for the Fund for the fiscal year ending March 31, 2016 (Proposal 3).

How do I ensure that my vote is accurately recorded?

You may attend the Meeting and vote in person or you may complete and return the enclosed proxy card. If you are eligible to vote by telephone or through the Internet, instructions are enclosed.

Proxy cards that are properly signed, dated and received at or prior to the Meeting will be voted as specified. If you specify a vote on any of the Proposals, your proxy will be voted as you indicate. With respect to any Proposal for which you do not specify a vote, your proxy will be voted in accordance with the Directors’ recommendations above. If you simply sign, date and return the proxy card, but do not specify a vote on any Proposal, your proxy will be voted in accordance with the Directors’ recommendations above.

May I revoke my proxy?

You may revoke your proxy at any time before it is voted by forwarding a written revocation or a later-dated proxy to the Fund that is received by the Fund at or prior to the Meeting, or by attending the Meeting and voting in person.

What if my shares are held in a brokerage account?

If your shares are held by your broker, then in order to vote in person at the Meeting, you will need to obtain a “Legal Proxy” from your broker and present it to the Inspector of Election at the Meeting. Also, in order to revoke your proxy, you may need to forward your written revocation or a later-dated proxy card to your broker rather than to the Fund.

May I attend the Meeting in Person?

Shareholders of record at the close of business on July 14, 2015 are entitled to attend the Meeting. Eligible shareholders who intend to attend the Meeting in person will need to bring proof of share ownership, such as a shareholder statement or letter from custodian or broker-dealer confirming ownership, as of July 14, 2015 and a valid picture identification, such as a driver’s license or passport, for admission to the Meeting. Seating is very limited. Shareholders without proof of ownership and identification will not be admitted.

¿THE PROPOSALS

PROPOSAL 1:    ELECTION OF DIRECTORS

How are nominees selected?

The Board of Directors of the Fund (the “Board” or the “Directors”) has a Nominating Committee consisting of Edith E. Holiday (Chairperson), Frank J. Crothers and Frank A. Olson, none of whom is an “interested person” of the Fund as defined by the Investment Company Act of 1940 (the “1940 Act”). Directors who are not interested persons of the Fund are referred to as the “Independent Directors,” and Directors who are interested persons of the Fund are referred to as the “Interested Directors.”

The Nominating Committee is responsible for selecting candidates to serve as Directors and recommending such candidates (a) for selection and nomination as Independent Directors by the incumbent Independent Directors and the full Board; and (b) for selection and nomination as Interested Directors by the full Board. In considering a candidate’s qualifications, the Nominating Committee generally considers the potential candidate’s educational background, business or professional experience, and reputation. In addition, the Nominating Committee has established as minimum qualifications for Board membership as an Independent Director: (1) that such candidate be independent from relationships with the Fund’s investment manager and other principal service providers both within the terms and the spirit of the statutory independence requirements specified under the 1940 Act and the rules thereunder; (2) that such candidate demonstrate an ability and willingness to make the considerable time commitment, including personal attendance at Board meetings, believed necessary to his or her function as an effective Board member; and (3) that such candidate have no continuing relationship as a director, officer or board member of any U.S. registered investment company other than those within the Franklin Templeton Investments fund complex or a closed-end business development company primarily investing in non-public entities. The Nominating Committee has not adopted any specific policy on the issue of diversity, but will take this into account, among other factors, in its consideration of new candidates to the Board.

When the Board has or expects to have a vacancy, the Nominating Committee receives and reviews information on individuals qualified to be recommended to the full Board as nominees for election as Directors, including any recommendations by “Qualifying Fund Shareholders” (as defined below). Such individuals are evaluated based upon the criteria described above. To date, the Nominating Committee has been able to identify, and expects to continue to be able to identify, from its own resources an ample number of qualified candidates. The Nominating Committee, however, will review recommendations from Qualifying Fund Shareholders to fill vacancies on the Board if these recommendations are submitted in writing and addressed to the Nominating Committee at the Fund’s offices and are presented with appropriate background material concerning the candidate that demonstrates his or her ability to serve as a Director, including as an Independent Director, of the Fund. A Qualifying Fund Shareholder is a shareholder who (i) has continuously owned of record, or beneficially through a financial intermediary, shares of the Fund having a net asset value of not less than two hundred fifty thousand dollars ($250,000) during the twenty-four month period prior to submitting the recommendation; and (ii) provides a written notice to the Nominating Committee containing the following information: (a) the name and address of the Qualifying Fund Shareholder making the recommendation; (b) the number of shares of the Fund which are owned of record and beneficially by the Qualifying Fund Shareholder and the length of time that the shares have been owned by the Qualifying Fund Shareholder; (c) a description of all arrangements and understandings between the Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (d) the name, age, date of birth, business address and residence address of the person or persons being recommended; (e) such other information regarding each person recommended by the Qualifying Fund Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the U.S. Securities and Exchange Commission (“SEC”) had the nominee been nominated by the Board; (f) whether the shareholder making the recommendation believes the person recommended would or would not be an “interested person” of the Fund, as defined in the 1940 Act; and (g) the written consent of each person recommended to serve as a Director of the Fund if so nominated and elected/appointed.

The Nominating Committee may amend these procedures from time to time, including the procedures relating to the evaluation of nominees and the process for submitting recommendations to the Nominating Committee.

The Board has adopted and approved a formal written charter for the Nominating Committee. A copy of the charter was included in the Fund’s proxy statement for its 2014 Annual Meeting of Shareholders.

Who are the nominees and Directors?

The Board is divided into three classes. Each class has a term of three years. Each year, the term of office of one class expires. This year, the terms of four Directors expire: Ann Torre Bates, Frank J. Crothers, David W. Niemiec and Gregory E. Johnson. These individuals have been nominated for an additional three-year term, set to expire at the 2018 Annual Meeting of Shareholders. These terms continue, however, until their successors are duly elected and qualified. All of the nominees are currently members of the Board. Among these nominees, Gregory E. Johnson is deemed to be an Interested Director. The remaining nominees are deemed to be Independent Directors. In addition, all of the current nominees and Directors are also directors or trustees of other investment companies within the Franklin Templeton Investments fund complex.

Interested Directors of the Fund hold director and/or officer positions with, or are principal stockholders of, Franklin Resources, Inc. (“Resources”) and its affiliates. Resources is a publicly owned holding company, a principal stockholder of which is Rupert H. Johnson, Jr., who beneficially owned approximately 17% of its outstanding shares as of March 31, 2015. The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation or by his spouse, of which he disclaims beneficial ownership. Resources, a global investment management organization operating as Franklin Templeton Investments, is primarily engaged, through various subsidiaries, in providing investment management, share distribution, transfer agent and administrative services to a family of investment companies. Resources is a New York Stock Exchange (“NYSE”) listed holding company (NYSE: BEN). Rupert H. Johnson, Jr., Chairman of the Board, Director and Vice President of the Fund, is the uncle of Gregory E. Johnson, a Director of the Fund. There are no other family relationships among the Directors or nominees for Director.

Each nominee currently is available and has consented to serve if elected. If any of the nominees should become unavailable, the designated proxy holders will vote in their discretion for another person or persons who may be nominated to serve as Directors.

In addition to personal qualities, such as integrity, in considering candidates for the Fund Board, the Nominating Committee seeks to find persons of good reputation whose experience and background evidence that such person has the ability to comprehend, discuss and critically analyze materials and issues presented, in exercising judgments and reaching informed conclusions relevant to fulfillment of a Fund Director’s duties and fiduciary obligations. Information on the business activities of the nominees and other Directors during the past five years and beyond appears below and it is believed that the specific background of each Director evidences such ability and is appropriate to his or her serving on the Fund’s Board. As indicated, Harris J. Ashton and Frank A. Olson have both served as chief executive officers of NYSE listed public corporations; Larry D. Thompson and Edith E. Holiday each have legal backgrounds, including high level legal positions with departments of the U.S. Government; David W. Niemiec has served as a chief financial officer of a major corporation; Ann Torre Bates has served as a chief financial officer of a major corporation and as a board member of a number of public companies; J. Michael Luttig has fifteen years of judicial experience as a Federal Appeals Court Judge; Robert E. Wade has over thirty years of experience as a practicing attorney; Constantine D. Tseretopoulos has professional and executive experience as founder and Chief of Staff of a hospital; Frank J. Crothers has served as the chief executive officer of several foreign closely held corporations; and Rupert H. Johnson, Jr. and Gregory E. Johnson are both high ranking executive officers of Resources.

Listed below with the business activities of the nominees and Directors are their names and years of birth, their positions and length of service with the Fund and the number of portfolios in the Franklin Templeton Investments fund complex that they oversee.

Nominees for Independent Director to serve until 2018 Annual Meeting of Shareholders:

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Franklin Templeton Investments Fund Complex Overseen by Director*	Other Directorships Held During at Least the Past Five Years
Ann Torre Bates (1958) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Director	Since 2008	43

Navient Corporation (loan management, servicing and asset recovery) (2014–present), Ares Capital Corporation (specialty finance company) (2010–present), United Natural Foods, Inc. (distributor of natural, organic and specialty foods) (2013–present), Allied Capital Corporation (financial services) (2003–2010) and SLM Corporation (Sallie Mae) (1997–2014).

Principal Occupation During at Least the Past 5 Years:

Director of various companies; and formerly, Executive Vice President and Chief Financial Officer, NHP Incorporated (manager of multifamily housing) (1995–1997); and Vice President and Treasurer, US Airways, Inc. (until 1995).

Frank J. Crothers (1944) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Director	Since 1998	26	Fortis, Inc. (utility holding company) (2007–present) and AML Foods Limited (retail distributors) (1989–present).

Principal Occupation During at Least the Past 5 Years:

Director and Vice Chairman, Caribbean Utilities Company, Ltd.; director of various other private business and nonprofit organizations; and formerly, Chairman, Atlantic Equipment and Power Ltd. (1977–2003).

David W. Niemiec (1949) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Director	Since 2005	42	Emeritus Corporation (assisted living) (1999–2010) and OSI Pharmaceuticals, Inc. (pharmaceutical products) (2006–2010).

Principal Occupation During at Least the Past 5 Years:

Advisor, Saratoga Partners (private equity fund); and formerly, Managing Director, Saratoga Partners (1998–2001) and SBC Warburg Dillon Read (investment banking) (1997–1998); Vice Chairman, Dillon, Read & Co. Inc. (investment banking) (1991–1997); and Chief Financial Officer, Dillon, Read & Co. Inc. (1982–1997).

Nominee for Interested Director to serve until 2018 Annual Meeting of Shareholders:
Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Franklin Templeton Investments Fund Complex Overseen by Director*	Other Directorships Held During at Least the Past Five Years
**Gregory E. Johnson (1961) One Franklin Parkway San Mateo, CA 94403-1906	Director	Since 2006	162	None

Principal Occupation During at Least the Past 5 Years:

Chairman of the Board, Member—Office of the Chairman, Director, President and Chief Executive Officer, Franklin Resources, Inc.; officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 46 of the investment companies in Franklin Templeton Investments; and Vice Chairman, Investment Company Institute.

Independent Directors serving until 2017 Annual Meeting of Shareholders:
Harris J. Ashton (1932) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Director	Since 1994	145	Bar-S Foods (meat packing company) (1981–2010).

Principal Occupation During at Least the Past 5 Years:

Director of various companies; and formerly, Director, RBC Holdings, Inc. (bank holding company) (until 2002); and President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers) (until 1998).

J. Michael Luttig (1954) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Director	Since 2009	145	Boeing Capital Corporation (aircraft financing) (2006–2013).

Principal Occupation During at Least the Past 5 Years:

Executive Vice President, General Counsel and member of the Executive Council, The Boeing Company (aerospace company); and formerly, Federal Appeals Court Judge, U.S. Court of Appeals for the Fourth Circuit (1991–2006).

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Franklin Templeton Investments Fund Complex Overseen by Director*	Other Directorships Held During at Least the Past Five Years
Larry D. Thompson (1945) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Director	Since 2005	145

Cbeyond, Inc. (business communications provider) (2010–2012), The Southern Company (energy company) (2014–present; previously 2010–2012) and Graham Holdings Company (education and media organization) (2011–present).

Principal Occupation During at Least the Past 5 Years:

Director of various companies; John A. Sibley Professor of Corporate and Business Law, University of Georgia School of Law (January 2015; previously 2011–2012); and formerly, Executive Vice President—Government Affairs, General Counsel and Corporate Secretary, PepsiCo, Inc. (consumer products) (2012–2014); Senior Vice President—Government Affairs, General Counsel and Secretary, PepsiCo, Inc. (2004–2011); Senior Fellow of The Brookings Institution (2003–2004); Visiting Professor, University of Georgia School of Law (2004); and Deputy Attorney General, U.S. Department of Justice (2001–2003).

Constantine D. Tseretopoulos (1954) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Director	Since 1997	26	None

Principal Occupation During at Least the Past 5 Years:

Physician, Chief of Staff, owner and operator of the Lyford Cay Hospital (1987–present); director of various nonprofit organizations; and formerly, Cardiology Fellow, University of Maryland (1985–1987); and Internal Medicine Resident, Greater Baltimore Medical Center (1982–1985).

Independent Directors serving until 2016 Annual Meeting of Shareholders:
Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Franklin Templeton Investments Fund Complex Overseen by Director*	Other Directorships Held During at Least the Past Five Years
Edith E. Holiday (1952) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Lead Independent Director	Director since 1996 and Lead Independent Director since 2007	145

Hess Corporation (exploration and refining of oil and gas) (1993–present), RTI International Metals, Inc. (manufacture and distribution of titanium) (1999–present), Canadian National Railway (railroad) (2001–present), White Mountains Insurance Group, Ltd. (holding company) (2004–present) and H.J. Heinz Company (processed foods and allied products) (1994–2013).

Principal Occupation During at Least the Past 5 Years:

Director or Trustee of various companies and trusts; and formerly, Assistant to the President of the United States and Secretary of the Cabinet (1990–1993); General Counsel to the United States Treasury Department (1989–1990); and Counselor to the Secretary and Assistant Secretary for Public Affairs and Public Liaison—United States Treasury Department (1988–1989).

Frank A. Olson (1932) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Director	Since 2003	145	Hess Corporation (exploration and refining of oil and gas) (1998–2013).

Principal Occupation During at Least the Past 5 Years:

Director of various companies; and formerly, Chairman of the Board, The Hertz Corporation (car rental) (1980–2000) and Chief Executive Officer (1977–1999); and Chairman of the Board, President and Chief Executive Officer, UAL Corporation (airlines) (June – December 1987).

Robert E. Wade (1946) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Director	Since 2006	43	El Oro Ltd (investments) (2003–present).

Principal Occupation During at Least the Past 5 Years:
Attorney at law engaged in private practice (1972–2008) and member of various boards.

Interested Director serving until 2016 Annual Meeting of Shareholders:
Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Franklin Templeton Investments Fund Complex Overseen by Director*	Other Directorships Held During at Least the Past Five Years
**Rupert H. Johnson, Jr. (1940) One Franklin Parkway San Mateo, CA 94403-1906	Chairman of the Board, Director and Vice President	Chairman of the Board and Director since 2013 and Vice President since 1996	145	None

Principal Occupation During at Least the Past 5 Years:

Vice Chairman, Member—Office of the Chairman and Director, Franklin Resources, Inc.; Director, Franklin Advisers, Inc.; Senior Vice President, Franklin Advisory Services, LLC; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 43 of the investment companies in Franklin Templeton Investments.

   *      We base the number of portfolios on each separate series of the U.S. registered investment companies within the Franklin Templeton Investments fund complex. These portfolios have a common investment manager or affiliated investment manager, and also may share a common underwriter.

**      Rupert H. Johnson, Jr. and Gregory E. Johnson are “interested persons” of the Fund as defined by the 1940 Act. The 1940 Act limits the percentage of interested persons that can comprise a fund’s board of directors. Rupert H. Johnson, Jr. is considered an interested person of the Fund due to his position as an officer, director and major shareholder of Resources, which is the parent company of the Fund’s investment manager, and his position with the Fund. Gregory E. Johnson is considered an interested person of the Fund due to his position as an officer, director and shareholder of Resources. Rupert H. Johnson, Jr. is the uncle of Gregory E. Johnson. The remaining Directors of the Fund are Independent Directors.

The following tables provide the dollar range of the equity securities of the Fund and of all U.S. registered funds in the Franklin Templeton Investments fund complex beneficially owned by the Directors as of July 14, 2015:

Independent Directors: Name of Director	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Equity Securities in all Funds in the Franklin Templeton Investments Fund Complex
Harris J. Ashton....................................................................................................	$1—$10,000	Over $100,000
Ann Torre Bates...................................................................................................	None	Over $100,000
Frank J. Crothers..................................................................................................	None	Over $100,000
Edith E. Holiday..................................................................................................	$1—$10,000	Over $100,000
J. Michael Luttig..................................................................................................	None	Over $100,000
David W. Niemiec................................................................................................	None	Over $100,000
Frank A. Olson.....................................................................................................	None	Over $100,000
Larry D. Thompson.............................................................................................	None	Over $100,000
Constantine D. Tseretopoulos...........................................................................	None	Over $100,000
Robert E. Wade....................................................................................................	None	Over $100,000

Interested Directors: Name of Director	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Equity Securities in all Funds in the Franklin Templeton Investments Fund Complex
Rupert H. Johnson, Jr..........................................................................................	None	Over $100,000
Gregory E. Johnson.............................................................................................	None	Over $100,000

(1)        Dollar range based on NYSE closing price on July 14, 2015.

How often do the Directors meet and what are they paid?

The role of the Directors is to provide general oversight of the Fund’s business and to ensure that the Fund is operated for the benefit of all of the Fund’s shareholders. The Directors anticipate meeting at least five times during the current fiscal year to review the operations of the Fund and the Fund’s investment performance, and will meet more frequently as necessary. The Directors also oversee the services furnished to the Fund by Templeton Asset Management Ltd., the Fund’s investment manager (the “Investment Manager”), and various other service providers.

The Fund’s Independent Directors constitute the sole independent Board members of 14 investment companies in the Franklin Templeton Investments fund complex for which each Independent Director currently is paid a $155,000 annual retainer fee, together with a $7,000 per meeting fee for attendance at each regularly scheduled Board meeting, a portion of which fees are allocated to the Fund. To the extent held, compensation also may be paid for attendance at specially called Board meetings. The Fund’s Lead Independent Director is paid an annual supplemental retainer of $25,000 for service to such investment companies, a portion of which is allocated to the Fund. Board members who serve on the Audit Committee of the Fund and such other investment companies receive a flat fee of $3,000 per Audit Committee meeting attended in person and $2,000 per Audit Committee telephonic meeting attended, a portion of which is allocated to the Fund. David W. Niemiec, who serves as Chairman of the Audit Committee of the Fund and such other investment companies, receives an additional fee of $15,000 per year, a portion of which is allocated to the Fund. Members of a committee are not separately compensated for any committee meeting held on the day of a regularly scheduled Board meeting.

During the fiscal year ended March 31, 2015, there were five meetings of the Board, three meetings of the Audit Committee, and three meetings of the Nominating Committee. Each Director then in office, except for Mr. Crothers, attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which the Director served. The Fund does not currently have a formal policy regarding Directors’ attendance at the annual shareholders’ meeting. No Directors attended the Fund’s last annual meeting held on August 25, 2014.

Independent Directors are also reimbursed for expenses incurred in connection with attending Board meetings. The Interested Directors and certain officers of the Fund who are shareholders of Resources are not compensated by the Fund for their services, but may be deemed to receive indirect remuneration due to their participation in management fees and other fees received by the Investment Manager and its affiliates from the funds in Franklin Templeton Investments. The Investment Manager or its affiliates pay the salaries and expenses of the officers and the Interested Directors. No pension or retirement benefits are accrued as part of Fund expenses.

The table below indicates the total fees paid to the Independent Directors by the Fund individually and by all of the funds in the Franklin Templeton Investments fund complex. These Directors also serve as directors or trustees of other funds in Franklin Templeton Investments, many of which hold meetings at different dates and times. The Directors and the Fund’s management believe that having the same individuals serving on the boards of multiple funds in Franklin Templeton Investments enhances the ability of each fund to obtain, at a relatively modest cost to each separate fund, the services of high caliber, experienced and knowledgeable Independent Directors who can bring their experience and talents to, and effectively oversee the management of, several funds.

Name of Director	Aggregate Compensation from the Fund(1)	Total Compensation from Franklin Templeton Investments Fund Complex(2)	Number of Boards within Franklin Templeton Investments Fund Complex on which Director Serves(3)
Harris J. Ashton..................................................................	$235	$493,000	41
Ann Torre Bates(4)..............................................................	280	451,000	19
Frank J. Crothers................................................................	267	191,000	14
Edith E. Holiday.................................................................	288	532,000	41
J. Michael Luttig.................................................................	273	509,000	41
David W. Niemiec..............................................................	289	343,000	18
Frank A. Olson....................................................................	273	493,000	41
Larry D. Thompson...........................................................	273	509,000	41
Constantine D. Tseretopoulos.........................................	281	204,000	14
Robert E. Wade(4)...............................................................	273	620,000	19

(1)        Compensation received for the fiscal year ended March 31, 2015.

(2)        Compensation received for the 12 months ended December 31, 2014.

(3)        We base the number of boards on the number of U.S. registered investment companies in the Franklin Templeton Investments fund complex. This number does not include the total number of series or funds within each investment company for which the Board members are responsible. Franklin Templeton Investments currently includes 46 U.S. registered investment companies, with approximately 163 U.S. based funds or series.

(4)        Ms. Bates and Mr. Wade also are independent trustees of Franklin Mutual Series Funds and may, in the future, receive payments pursuant to a discontinued retirement plan that generally provides payments to independent board members who have served seven years or longer for such fund.

Board members historically have followed a policy of having substantial investments in one or more of the funds in Franklin Templeton Investments, as is consistent with their individual financial goals. In February 1998, this policy was formalized through adoption of a requirement that each Board member invest one-third of the fees received for serving as a director or trustee of a Templeton fund (excluding committee fees) in shares of one or more Templeton funds (which may include the Fund) until the value of such investments equals or exceeds five times the annual retainer and regular Board meeting fees paid to such Board member for service on those funds. Investments in the name of family members or entities controlled by a Board member constitute fund holdings of such Board member for purposes of this policy, and a three-year phase-in period applies to such investment requirements for newly elected Board members. In implementing such policy, a Board member’s fund holdings existing on February 27, 1998, were valued as of such date with subsequent investments valued at cost.

Who are the Executive Officers of the Fund?

Officers of the Fund are appointed by the Directors and serve at the pleasure of the Board. Listed below, for the Executive Officers, are their names, years of birth and addresses, as well as their positions and length of service with the Fund, and principal occupations during at least the past five years.

Name, Year of Birth and Address	Position	Length of Time Served
Rupert H. Johnson, Jr.	Chairman of the Board, Director and Vice President	Chairman of the Board and Director since 2013 and Vice President since 1996

Please refer to the table “Interested Director serving until 2016 Annual Meeting of Shareholders” for additional information about Mr. Rupert H. Johnson, Jr.
Mark Mobius (1936) 17th Floor, The Chater House 8 Connaught Road, Central Hong Kong	President and Chief Executive Officer— Investment Management	President since 1994 and Chief Executive Officer—Investment Management since 2002

Principal Occupation During at Least the Past 5 Years:

Portfolio Manager of various Templeton advisory affiliates; Executive Chairman, Templeton Emerging Markets Group; and officer and/or director, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of six of the investment companies in Franklin Templeton Investments.

Laura F. Fergerson (1962) One Franklin Parkway San Mateo, CA 94403-1906	Chief Executive Officer— Finance and Administration	Since 2009

Principal Occupation During at Least the Past 5 Years:

Senior Vice President, Franklin Templeton Services, LLC; Vice President, Franklin Advisers, Inc. and Franklin Templeton Institutional, LLC; and officer of 46 of the investment companies in Franklin Templeton Investments.

Robert C. Rosselot (1960) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Chief Compliance Officer	Since 2013

Principal Occupation During at Least the Past 5 Years:

Director, Global Compliance, Franklin Templeton Investments; Vice President, Franklin Templeton Companies, LLC; officer of 46 of the investment companies in Franklin Templeton Investments; and formerly, Senior Associate General Counsel, Franklin Templeton Investments (2007–2013); and Secretary and Vice President, Templeton Group of Funds (2004–2013).

Mark H. Otani (1968) One Franklin Parkway San Mateo, CA 94403-1906	Chief Financial Officer, Chief Accounting Officer and Treasurer	Since 2009

Principal Occupation During at Least the Past 5 Years:
Treasurer, U.S. Fund Administration & Reporting, Franklin Templeton Investments; and officer of 14 of the investment companies in Franklin Templeton Investments.
Selena L. Holmes (1965) 100 Fountain Parkway St. Petersburg, FL 33716-1205	Vice President— AML Compliance	Since 2012

Principal Occupation During at Least the Past 5 Years:

Director, Global Compliance Monitoring; Chief Compliance Officer, Franklin Alternative Strategies Advisers, LLC; Vice President, Franklin Templeton Companies, LLC; and officer of 46 of the investment companies in Franklin Templeton Investments.

Lori A. Weber (1964) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Vice President and Secretary	Vice President since 2011 and Secretary since 2013

Principal Occupation During at Least the Past 5 Years:

Senior Associate General Counsel, Franklin Templeton Investments; Assistant Secretary, Franklin Resources, Inc.; Vice President and Secretary, Templeton Investment Counsel, LLC; and officer of 46 of the investment companies in Franklin Templeton Investments.

Craig S. Tyle (1960) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Assistant Secretary	Since 2005

Principal Occupation During at Least the Past 5 Years:

General Counsel and Executive Vice President, Franklin Resources, Inc.; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 46 of the investment companies in Franklin Templeton Investments.

Alison E. Baur (1964) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Assistant Secretary	Since 2012

Principal Occupation During at Least the Past 5 Years:

Deputy General Counsel, Franklin Templeton Investments; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 46 of the investment companies in Franklin Templeton Investments.

Aliya S. Gordon (1973) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Assistant Secretary	Since 2009

Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; and officer of 46 of the investment companies in Franklin Templeton Investments.
Steven J. Gray (1955) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Assistant Secretary	Since 2009

Principal Occupation During at Least the Past 5 Years:

Senior Associate General Counsel, Franklin Templeton Investments; Vice President, Franklin Templeton Distributors, Inc. and Franklin Alternative Strategies Advisers, LLC; and officer of 46 of the investment companies in Franklin Templeton Investments.

Kimberly H. Novotny (1972) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Vice President and Assistant Secretary	Since 2013

Principal Occupation During at Least the Past 5 Years:

Associate General Counsel, Franklin Templeton Investments; Vice President, Fiduciary Trust International of the South; Vice President, Templeton Investment Counsel, LLC; Assistant Secretary, Franklin Resources, Inc.; and officer of 46 of the investment companies in Franklin Templeton Investments.

Karen L. Skidmore (1952) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Assistant Secretary	Since 2009

Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; and officer of 46 of the investment companies in Franklin Templeton Investments.

¿PROPOSAL 2:	APPROVAL OF THE LIQUIDATION AND DISSOLUTION OF THE FUND

Introduction

Shareholders of the Fund are being asked to approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution (the “Plan”), which is attached hereto as Exhibit A. Liquidation and dissolution of the Fund requires an affirmative vote of a majority of the Fund’s outstanding shares. If shareholders approve the Plan, the Investment Manager will begin the orderly liquidation of the Fund’s assets and make one or more liquidating distributions to the Fund’s shareholders. If shareholders do not approve the Plan, the Fund will continue its operations, including pursuing its stated investment goal, and the Board will evaluate other options for the Fund.

For the reasons discussed below, the Board unanimously recommends that you vote “FOR” Proposal 2.

Background and Reasons for the Proposal

At the July 15, 2015 Board of Directors Meeting (the “July 15th Board Meeting”), the Investment Manager presented a proposal for the liquidation and dissolution of the Fund. The Investment Manager noted that the Russian and East European markets and economy have not performed well during the past decade. As a result, the Fund has had negative annualized returns for its 1-year, 3-year and 5-year periods ended June 30, 2015 at both market price and net asset value (“NAV”), and only modest positive annualized 10-year returns at market price and NAV. The Investment Manager shared its analysis with the Board that much of the poor performance was attributable to the weak performance of Russian securities.

The Investment Manager also reported to the Board that there appears to be declining investor interest in Russian and East European markets. It noted that a competitor Russia/East European closed-end fund had recently liquidated, and US domiciled open-end Russia/East European funds have experienced net outflows for the 1, 3, 5 and 10 year periods as of March 31, 2015. In addition to poor market performance in this region, the Investment Manager believed investors were concerned about future economic and political instability in these markets. These factors led the Investment Manager to believe that there is limited potential for significant investor interest in the Fund in the future. In light of the above, the Investment Manager recommended at the July 15th Board Meeting that the Board vote to liquidate and dissolve the Fund and submit the Plan to shareholders for approval.

The Board considered the following factors, among other things, in reviewing the Investment Manager’s recommendation:

Whether it is in the best interests of the Fund and its shareholders to continue the Fund’s operations.    The Board considered the Fund’s small size and its weak performance. It considered the unlikelihood that the Fund would be able to appreciably increase its assets under management through improved investment performance given the Investment Manager’s diminished outlook for Russian and East European markets. The Board noted that, unlike open-end funds, a closed-end fund like the Fund cannot increase assets under management through the sale of new shares. The Board thus concluded that the Fund’s prospects for increasing assets under management are limited. It also considered that, upon liquidation, shareholders would receive the value of their shares based on the Fund’s NAV.

Alternative courses of action.    The Board discussed with the Investment Manager other alternatives to liquidation, including reorganizing or converting the Fund into an open-end fund, and the reasons that the Investment Manager was not recommending these alternatives. The Board considered the projected cost of each option and other information provided by the Investment Manager, including the Investment Manager’s analysis of the impact of such options on shareholders. The Board noted the lack of suitable open-end or closed-end reorganization candidates within Franklin Templeton Investments, and the likelihood that the Fund would experience significant outflows as an open-end fund similar to those currently experienced by other Russia/East European open-end funds.

The costs associated with liquidating the Fund.    The Board considered that the Fund would bear all expenses in connection with preparing and distributing the proxy materials, including reimbursement of brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of shares, and the costs of liquidating its assets and terminating its existence. The Fund would also bear the cost of retaining AST Fund Solutions, LLC to provide solicitation services, which are expected to be approximately $22,000. The Fund currently expects that the total costs associated with the liquidation will be approximately $50,000.

In addition to the factors discussed above, the Board also considered, among other things, the Fund’s performance record, both at NAV and market price. The Board considered the fact that the liquidation is a taxable event that could result in gains for certain Fund shareholders, depending on each shareholder’s basis in their Fund shares. In addition, the Board considered the fact that the Fund could use a portion of its capital loss carry-forwards to offset the Fund’s capital gains upon liquidation of the Fund’s portfolio.

After carefully considering information provided by the Investment Manager and from other sources, the Board, including all of the Independent Directors, with the advice and assistance of independent counsel, unanimously determined at the July 15th Board Meeting that liquidation and dissolution of the Fund was in the best interests of the Fund’s shareholders, unanimously approved the Plan and determined it was advisable and approved its submission to shareholders for approval.

Plan of Liquidation

The following summary of the Plan does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, a copy of which is attached hereto as Exhibit A. Shareholders are urged to read the Plan in its entirety.

If shareholders approve the Plan, the Investment Manager will begin the orderly liquidation of the Fund’s assets, determine and pay, or set aside in cash or cash equivalents, the amount of all known or reasonably ascertainable liabilities and obligations of the Fund, and make one or more liquidating distributions to the Fund’s shareholders. The Investment Manager will attempt to wind up the Fund’s affairs as soon as reasonably practicable in a timeframe that allows for an orderly liquidation of portfolio holdings under then-current market conditions. While the Fund cannot predict at this time how long it will take to accomplish an orderly liquidation, the Fund currently anticipates making liquidating distributions to shareholders by the end of 2015. The Fund will bear all the expenses associated with the liquidation.

The Plan will become effective only upon its approval by the holders of a majority of the outstanding shares of the Fund entitled to vote thereon (the “Effective Date”). Following the Effective Date, the Fund shall proceed to wind up its business and affairs, including delisting the Fund’s shares from the New York Stock Exchange (“NYSE”) (such date shall be referred to as the “Delisting Date”). During this period, the Fund will continue to carry on its activities as an investment company until the final liquidating distribution to its shareholders is made. However, as the Fund converts portfolio securities to cash for purposes of making such distributions, it may not achieve its investment goal of long-term capital appreciation.

The Fund shall attempt to collect any amounts that may be due to it, except that after the Effective Date the Fund shall cease filing or pursuing proofs of claim in connection with any class action lawsuits, regulatory or governmental recovery funds, bankruptcy proceedings, or other legal proceedings relating to the Fund’s current or past portfolio holdings. The officers of the Fund may elect not to pursue the collection of any speculative or contingent assets as they deem necessary or appropriate. The Fund shall also determine and pay, or make reasonable provision to pay, in full all claims and obligations.

All liquidating distributions will be paid pro rata to the Fund’s shareholders of record as of the Delisting Date. On the date of the last distribution to shareholders (the “Liquidation Date”), the Fund shall distribute to such shareholders all of the Fund’s then existing assets in complete and full cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to discharge any unpaid liabilities, obligations and contingent liabilities of the Fund. Following the Delisting Date, the Fund shall no longer permit or effect transfers of any of its shares.

Shareholders may be required to prove their interest in the Fund prior to receiving any liquidating distributions from the Fund, which may include, with respect to shareholders holding stock certificate(s), the surrender of stock certificate(s) or if a shareholder’s certificate(s) evidencing his, her, or its share has been lost, stolen, or destroyed, furnishing the Fund with satisfactory evidence of the loss, theft, or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

The Board of Directors may authorize variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effect the liquidation of the Fund, the distribution of the Fund’s net assets to its shareholders in accordance with the laws of the State of Maryland, the 1940 Act, the Code, and the Fund’s governing instruments, and the winding up of the affairs of the Fund, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its shareholders. The Board of Directors may abandon the Plan at any time if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders.

Federal Income Tax Consequences

The following is only a general summary of certain, although not all, federal income tax consequences to U.S. shareholders of the Fund’s liquidation and dissolution pursuant to the Plan and is limited in scope. It is based on current provisions of the Internal Revenue Code of 1986, as amended (“Code”), the regulations promulgated thereunder, judicial decisions and administrative pronouncements, all as of the date of this proxy statement of which are subject to change, possibly with retroactive effect. The Fund has not sought a ruling from the Internal Revenue Service (“IRS”) with respect to the consequences of its liquidation and dissolution. The statements below, therefore, are not binding on the IRS (or on the courts), and there can be no assurance that the IRS will concur with this summary or that the federal income tax consequences to any shareholder of receiving a liquidating distribution will be as set forth below. Neither state nor local tax consequences thereof are discussed herein, and implementing the Plan may affect certain shareholders differently, depending on their particular tax situations. Shareholders thus should consult their own tax advisers regarding the application of the federal income tax law to their particular situation and the state, local, foreign and other tax consequences of the Fund’s liquidation.

The Fund has continuously qualified, and expects to continue to qualify during the liquidation period, for treatment as a regulated investment company under the Code (“RIC”). It therefore expects not to be taxed on any ordinary income it earns or any of the net capital gains it realizes from the sale of its assets pursuant to its liquidation. In the unlikely event that the Fund fails to continue to so qualify during the liquidation period, it would be subject to federal income tax on its taxable income and net realized gains without being able to deduct the distributions it makes to shareholders.

The Fund shall, by the Liquidation Date, have declared and paid to the Fund’s shareholders any undistributed income and gains (net of available capital loss carryovers) to the extent required to avoid entity level tax for the taxable years ending at or prior to the Liquidation Date.

The liquidating distribution(s) a shareholder receives should be treated as payment in exchange for the shareholder’s shares. As a result, each shareholder would recognize gain or loss in an amount equal to the difference between the shareholder’s adjusted tax basis in his or her shares and the liquidating distribution(s) he or she receives. If the shares are held as capital assets, such gain or loss generally would be characterized as long-term capital gain or loss if the shares have been held for more than twelve months and otherwise as a short-term capital gain or loss. Long-term capital gains of certain non-corporate United States holders, including individuals, generally are eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations. An additional 3.8% Medicare tax is imposed on certain net investment income (including gains realized on receipt of liquidating distributions in exchange for Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount.

In general, information reporting requirements will apply to payments of dividends and liquidating distributions unless you are an exempt recipient. Backup withholding (currently at a rate of 28%) will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the IRS that payments to you are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that you furnish the required information to the IRS on a timely basis.

Effect of the Plan on the Fund’s Status under the 1940 Act

If the Plan is approved by shareholders, upon completion of the liquidation, the Fund will cease doing business as a registered investment company and will apply for deregistration under the 1940 Act. It is expected that the SEC will issue an order approving deregistration of the Fund if the Fund is no longer doing business as an investment company, although there can be no assurance that the SEC will issue such an order. Accordingly, the Plan provides for the eventual cessation of the Fund’s activities as an investment company and the Fund’s deregistration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action. Until the Fund’s withdrawal as an investment company becomes effective, the Fund will continue to be subject to and will comply with the 1940 Act.

Procedure for Dissolution under Maryland Law

If shareholders approve the Plan, then Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland promptly after the completion of the liquidation, and will become effective in accordance with such law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing the Fund’s assets, and doing all other acts required to liquidate and wind up the Fund’s business and affairs, but not for the purpose of continuing the business for which the Fund was organized. After the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver, the Fund’s Board of Directors shall manage the business and affairs of the Fund for the purposes described in the prior sentence.

Appraisal Rights

Shareholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

Vote Required

Approval of the Plan requires the affirmative vote of the holders of at least a majority of the Fund’s outstanding shares entitled to vote on the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL 2

¿PROPOSAL 3:	RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

How are independent auditors selected?

The Board has a standing Audit Committee currently comprised of David W. Niemiec (Chairman), Ann Torre Bates, Frank J. Crothers and Constantine D. Tseretopoulos, all of whom are Independent Directors and considered to be “independent” as that term is defined by the NYSE’s listing standards. In addition to her service on the Audit Committee of the Fund, Ms. Bates also serves on the audit committees of other public companies. The Board has determined, however, that such simultaneous service does not impair Ms. Bates’ ability to effectively serve on the Fund’s Audit Committee. The Audit Committee is responsible for the appointment, compensation and retention of the Fund’s independent registered public accounting firm (“independent auditors”), including evaluating their independence, recommending the selection of the Fund’s independent auditors to the full Board, and meeting with such independent auditors to consider and review matters relating to the Fund’s financial reports and internal auditing.

Which independent auditors did the Board select?

The Audit Committee and the Board have selected the firm of PricewaterhouseCoopers LLP (“PwC”) as the independent auditors for the Fund for the current fiscal year. PwC has examined and reported on the fiscal year-end financial statements dated March 31, 2015, and certain related SEC filings. You are being asked to ratify the Board’s selection of PwC for the current fiscal year ending March 31, 2016. Services to be performed by the independent auditors include examining and reporting on the fiscal year-end financial statements of the Fund and certain related filings with the SEC.

The selection of PwC as the independent auditors for the Fund for the fiscal year ending March 31, 2016, was recommended by the Audit Committee and approved by the Board on May 19, 2015. PwC’s reports on the financial statements of the Fund for the fiscal years for which it has served as auditors did not contain an adverse opinion or a disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope or accounting principles.

The Audit Committee and the Board have been advised by PwC that neither PwC nor any of its members have any material direct or indirect financial interest in the Fund. Representatives of PwC are not expected to be present at the Meeting, but will have the opportunity to make a statement if they wish, and will be available should any matter arise requiring their presence.

¿AUDITOR INFORMATION

Audit Fees.    The aggregate fees paid to PwC for professional services rendered by PwC for the audit of the Fund’s annual financial statements or for services that are normally provided by PwC in connection with statutory and regulatory filings or engagements were $42,748 for the fiscal year ended March 31, 2015, and $42,838 for the fiscal year ended March 31, 2014.

Audit-Related Fees.    There were no fees paid to PwC for assurance and related services rendered by PwC to the Fund that are reasonably related to the performance of the audit or review of the Fund’s financial statements and not reported under “Audit Fees” above.

In addition, the Audit Committee pre-approves PwC’s engagement for audit-related services to be provided to the Investment Manager and certain entities controlling, controlled by, or under common control with the Investment Manager that provide ongoing services to the Fund, which engagements relate directly to the operations and financial reporting of the Fund. For the fiscal years ended March 31, 2015, and March 31, 2014, there were no fees paid to PwC for such services.

Tax Fees.    There were no fees paid to PwC for professional services rendered by PwC to the Fund for tax compliance, tax advice and tax planning (“tax services”) for the fiscal years ended March 31, 2015, and March 31, 2014.

In addition, the Audit Committee pre-approves PwC’s engagement for tax services to be provided to the Investment Manager and certain entities controlling, controlled by, or under common control with the Investment Manager that provide ongoing services to the Fund, which engagements relate directly to the operations and financial reporting of the Fund. The fees for these services were $0 for the fiscal year ended March 31, 2015, and $6,930 for the fiscal year ended March 31, 2014. The services for which these fees were paid include technical tax consultation for capital gain tax and withholding tax reporting for foreign governments and requirements on local countries’ self-certification forms.

All Other Fees.    The aggregate fees paid for products and services provided by PwC to the Fund, other than the services reported above, were $0 for the fiscal year ended March 31, 2015, and $25 for the fiscal year ended March 31, 2014. The services for which these fees were paid include review of materials provided to the Board in connection with the investment management contract renewal process.

In addition, the Audit Committee pre-approves PwC’s engagement for other services to be provided to the Investment Manager and certain entities controlling, controlled by, or under common control with the Investment Manager that provide ongoing services to the Fund, which engagements relate directly to the operations and financial reporting of the Fund. The fees for these services were $5,945 for the fiscal year ended March 31, 2015, and $164,586 for the fiscal year ended March 31, 2014. The services for which these fees were paid included preparation and review of materials provided to the Board in connection with the investment management contract renewal process and certifying assets under management.

Aggregate Non-Audit Fees.    The aggregate fees paid to PwC for non-audit services provided by PwC to the Fund, to the Investment Manager or to any entity controlling, controlled by, or under common control with the Investment Manager that provides ongoing services to the Fund were $5,945 for the fiscal year ended March 31, 2015, and $171,541 for the fiscal year ended March 31, 2014. The aggregate non-audit fees for the fiscal year ended March 31, 2015, include the amounts shown under Tax Fees (including services provided to the Investment Manager and its control entities ($0)) and All Other Fees ($0) (including services provided to the Investment Manager and its control entities ($5,945)).

The Audit Committee has determined that the provision of the non-audit services that were rendered to the Investment Manager and to any entities controlling, controlled by, or under common control with the Investment Manager that provide ongoing services to the Fund is compatible with maintaining PwC’s independence.

Audit Committee Pre-Approval Policies and Procedures.    As of the date of this proxy statement, the Audit Committee has not adopted written pre-approval policies and procedures within the meaning of Regulation S-X. As a result, all such services described above and provided by PwC must be directly pre-approved by the Audit Committee or by a designated member of the Audit Committee.

Audit Committee Charter.    The Board has adopted and approved a formal written charter for the Audit Committee which sets forth the Audit Committee’s responsibilities. A copy of the charter is attached as Exhibit B to this proxy statement.

As required by the charter, the Audit Committee reviewed the Fund’s audited financial statements and met with management, as well as with PwC, the Fund’s independent auditors, to discuss the financial statements.

Audit Committee Report.     The Audit Committee received the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding PwC’s communications with the Audit Committee concerning independence. The Audit Committee also received the report of PwC regarding the results of their audit. In connection with the Audit Committee’s review of the financial statements and PwC’s report, the members of the Audit Committee discussed with a representative of PwC, PwC’s independence, as well as the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the PCAOB, including the following: PwC’s responsibilities in accordance with generally accepted auditing standards; PwC’s responsibilities for information prepared by management that accompanies the Fund’s audited financial statements and any procedures performed and the results; the initial selection of, and whether there were any changes in, significant accounting policies or their application; management’s judgments and accounting estimates; whether there were any significant audit adjustments; whether there were any disagreements with management; whether there was any consultation with other accountants; whether there were any major issues discussed with management prior to PwC’s retention; whether the auditors encountered any difficulties in dealing with management in performing the audit; and PwC’s judgments about the quality of the Fund’s accounting principles.

Based on its review and discussions with management and PwC, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board that the audited financial statements be included in the Fund’s Annual Report to Shareholders for the fiscal year ended March 31, 2015, for filing with the SEC.

AUDIT COMMITTEE

David W. Niemiec (Chairman)

Ann Torre Bates

Frank J. Crothers

Constantine D. Tseretopoulos

¿ADDITIONAL INFORMATION ABOUT THE FUND’S BOARD OF DIRECTORS

Board Role in Risk Oversight.    The Board, as a whole, considers risk management issues as part of its general oversight responsibilities throughout the year at regular Board meetings, through regular reports that have been developed by management in consultation with the Board and its counsel. These reports address certain investment, valuation and compliance matters. The Board also may receive special written reports or presentations on a variety of risk issues, either upon the Board’s request or upon the Investment Manager’s initiative. In addition, the Audit Committee of the Board meets regularly with the Investment Manager’s internal audit group to review reports on their examinations of functions and processes within Franklin Templeton Investments that affect the Fund.

With respect to investment risk, the Board receives regular written reports describing and analyzing the investment performance of the Fund. In addition, the portfolio managers of the Fund meet regularly with the Board to discuss portfolio performance, including investment risk. To the extent that the Fund changes a particular investment strategy that could have a material impact on the Fund’s risk profile, the Board generally is consulted with respect to such change. To the extent that the Fund invests in certain complex securities, including derivatives, the Board receives periodic reports containing information about exposure of the Fund to such instruments. In addition, the Investment Manager’s investment risk personnel meet regularly with the Board to discuss a variety of issues, including the impact on the Fund of the investment in particular securities or instruments, such as derivatives and commodities.

With respect to valuation, the Fund’s administrator provides regular written reports to the Board that enable the Board to monitor the number of fair valued securities in the Fund’s portfolio, the reasons for the fair valuation and the methodology used to arrive at the fair value. Such reports also include information concerning illiquid securities within the Fund’s portfolio. The Board also reviews dispositional analysis information on the sale of securities that require special valuation considerations such as illiquid or fair valued securities. In addition, the Fund’s Audit Committee reviews valuation procedures and results with the Fund’s independent auditors in connection with the Committee’s review of the results of the audit of the Fund’s year-end financial statements.

With respect to compliance risks, the Board receives regular compliance reports prepared by the Investment Manager’s compliance group and meets regularly with the Fund’s Chief Compliance Officer (“CCO”) to discuss compliance issues, including compliance risks. In accordance with SEC rules, the Independent Directors meet regularly in executive session with the CCO and the CCO prepares and presents an annual written compliance report to the Board. The Fund’s Board adopts compliance policies and procedures for the Fund and approves these procedures for the Fund’s service providers. The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws.

The Investment Manager periodically provides an enterprise risk management presentation to the Board to describe the way in which risk is managed on a complex-wide level. The presentation covers such areas as investment risk, reputational risk, personnel risk, and business continuity risk.

Board Structure.    Seventy-five percent or more of the Fund’s Board members consist of Independent Directors who are not deemed to be “interested persons” by reason of their relationship with the Fund’s management or otherwise as provided under the 1940 Act. While the Chairman of the Board is an interested person, the Board is also served by a Lead Independent Director. The Lead Independent Director, together with independent counsel, reviews proposed agendas for Board meetings and generally acts as a liaison with Fund management with respect to questions and issues raised by the Independent Directors. The Lead Independent Director also presides at separate meetings of Independent Directors held in advance of each scheduled Board meeting where various matters, including those being considered at such Board meeting, are discussed. It is believed such structure and activities assure that proper consideration is given at Board meetings to matters deemed important to the Fund and its shareholders.

¿ADDITIONAL INFORMATION ABOUT THE FUND

The Investment Manager.    The Investment Manager of the Fund is Templeton Asset Management Ltd., a Singapore company with a branch office at 7 Temasek Blvd., Suntec Tower One, #38-03, Singapore 03987. Pursuant to an investment management agreement, the Investment Manager manages the investment and reinvestment of Fund assets. The Investment Manager is an indirect, wholly owned subsidiary of Resources.

The Administrator.    The administrator of the Fund is Franklin Templeton Services, LLC (“FT Services”), with offices at 300 S.E. 2nd Street, Fort Lauderdale, Florida 33301-1923. FT Services is an indirect, wholly owned subsidiary of Resources and an affiliate of the Investment Manager. Pursuant to a subcontract for administrative services, FT Services performs certain administrative functions for the Fund.

The Transfer Agent.    The transfer agent, registrar and dividend disbursement agent for the Fund is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.

The Custodian.    The custodian for the Fund is JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017-2070.

Other Matters.    The Fund’s latest audited financial statements and annual report for the fiscal year ended March 31, 2015, are available free of charge. To obtain a copy, please call (800) DIAL BEN®/342-5236 or forward a written request to Franklin Templeton Investor Services, LLC, P.O. Box 33030, St. Petersburg, Florida 33733-8030.

Principal Shareholders.    As of July 14, 2015, the Fund had 5,183,357 shares outstanding and total net assets of $60,598,880.99. The Fund’s shares are listed on the NYSE (NYSE: TRF). From time to time, the number of shares held in “street name” accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding. To the knowledge of the Fund’s management, as of July 14, 2015, there were no other entities holding beneficially or of record more than 5% of the Fund’s outstanding shares.

In addition, to the knowledge of the Fund’s management, as of July 14, 2015, no nominee or Director of the Fund owned 1% or more of the outstanding shares of the Fund, and the Directors and officers of the Fund owned, as a group, less than 1% of the outstanding shares of the Fund.

Contacting the Board of Directors.    If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board of Directors at the Fund’s offices, 300 S.E. 2nd Street, Fort Lauderdale, Florida 33301-1923, Attention: Secretary. The correspondence will be given to the Board for review and consideration.

¿FURTHER INFORMATION ABOUT VOTING AND THE MEETING

Solicitation of Proxies.    Your vote is being solicited by the Directors. The cost of soliciting proxies, including the fees of a proxy soliciting agent, is borne by the Fund. The Fund reimburses brokerage firms and others for their reasonable expenses in forwarding proxy material to the beneficial owners and soliciting them to execute proxies. The Fund expects that the solicitation would be primarily by mail, but also may include telephone, facsimile, electronic or other means of communication. The Fund does not reimburse Directors and officers of the Fund, or regular employees and agents of the Investment Manager involved in the solicitation of proxies. The Fund intends to pay all costs associated with the solicitation and the Meeting.

AST Fund Solutions, LLC (the “Solicitor”) has been engaged to assist in the solicitation of proxies, at an estimated cost of $22,000, including expenses. As the date of the Meeting approaches, Fund shareholders may receive a telephone call from a representative of the Solicitor if their votes have not yet been received.

Authorization to permit the Solicitor to execute proxies may be obtained by telephonic instructions from shareholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. The Board believes that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

In all cases where a telephonic proxy is solicited, the Solicitor representative is required to ask for each shareholder’s full name and address and to confirm that the shareholder has received the proxy materials in the mail or by other acceptable means. If the shareholder is a corporation or other entity, the Solicitor representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to the Solicitor, then the Solicitor may ask for the shareholder’s instructions on the Proposal. Although the Solicitor representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than reading any recommendation set forth in this proxy statement. The Solicitor will record the shareholder’s instructions on the proxy card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call the Solicitor immediately if his or her instructions are not correctly reflected in the confirmation.

If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone, the shareholder may still submit the proxy card originally sent with the proxy statement by mail, by Internet (as permitted), or by telephone instruction (as permitted), or attend in person.

Voting by Broker-Dealers.    The Fund expects that, before the Meeting, broker-dealer firms holding shares of the Fund in “street name” for their customers will request voting instructions from their customers and beneficial owners. If these instructions are not received by the date specified in the broker-dealer firms’ proxy solicitation materials, the Fund understands that current NYSE Rules permit the broker-dealers to vote on the Proposals 1 and 3 on behalf of their customers and beneficial owners. Certain broker-dealers may exercise discretion over shares held in their name for which no instructions are received by voting these shares in the same proportion as they vote shares for which they received instructions.

Quorum.     A majority of the Fund’s shares entitled to vote at the Meeting—present in person or represented by proxy—constitutes a quorum at the Meeting. The shares over which broker-dealers have discretionary voting power, the shares that represent “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), and the shares whose proxies reflect an abstention on any item will all be counted as shares present and entitled to vote at the Meeting for purposes of determining whether the required quorum of shares exists.

Method of Tabulation.    Provided a quorum is present or represented at the Meeting, Proposal 1, the election of Directors, requires the affirmative vote of the holders of a plurality of the Fund’s shares present (in person or represented by proxy) and voting on the Proposal at the Meeting. Proposal 2, approval of the liquidation and dissolution of the Fund, requires the affirmative vote of at least a majority of the Fund’s outstanding shares entitled to vote. Proposal 3, ratification of the selection of the independent registered public accounting firm, requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will be treated as votes present at the Meeting, but will not be treated as votes cast and, therefore, will not be counted for purposes of obtaining approval of any proposal and will have the effect of a “no” vote for Proposal 2.

Adjournment.     The holders of a majority of shares entitled to vote at the Meeting and present in person or by proxy, whether or not sufficient to constitute a quorum, or any officer present entitled to preside or act as

Secretary of the Meeting may adjourn the Meeting to a date not later than 120 days after the record date for the Meeting. Such authority to adjourn the Meeting may be used in the event that a quorum is not present at the Meeting or in the event that a quorum is present but sufficient votes have not been received to approve the Proposals or to permit further solicitation of proxies or for any other reason consistent with Maryland law and the Fund’s Articles of Incorporation and By-Laws. Unless otherwise instructed by a shareholder granting a proxy, the persons designated as proxies may use their discretionary authority to vote as instructed by management of the Fund on questions of adjournment and on any other proposals raised at the Meeting to the extent permitted by the SEC’s proxy rules, including proposals for which management of the Fund did not have timely notice, as set forth in the SEC’s proxy rules and the Fund’s proxy statement for the 2014 annual meeting.

Shareholder Proposals.    In the event that the proposed liquidation and dissolution does not occur, the Fund anticipates that its 2016 Annual Meeting of Shareholders will be held on or about August 31, 2016. A shareholder who wishes to submit a proposal for consideration for inclusion in the Fund’s proxy statement for the 2016 Annual Meeting of Shareholders must send such written proposal to the Fund’s offices, at 300 S.E. 2nd Street, Fort Lauderdale, Florida 33301-1923, Attention: Secretary, so that it is received no later than April 8, 2016, in order to be included in the Fund’s proxy statement and proxy card relating to that meeting and presented at the meeting.

A shareholder of the Fund who has not submitted a written proposal for inclusion in the Fund’s proxy statement by April 8, 2016, as described above, may nonetheless present a proposal at the Fund’s 2016 Annual Meeting of Shareholders if such shareholder notifies the Fund in writing, at the Fund’s offices, of such proposal by June 22, 2016. If a shareholder fails to give notice by this date, then the persons designated as proxies for the 2016 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal.

A shareholder proposal may be presented at the 2016 Annual Meeting of Shareholders only if such proposal concerns a matter that may be properly brought before the meeting under applicable federal proxy rules and state law.

Submission of a proposal by a shareholder does not guarantee that the proposal will be included in the Fund’s proxy statement or presented at the meeting.

By Order of the Board of Directors,

Lori A. Weber

Vice President and Secretary

August 6, 2015

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EXHIBIT A

Plan of Liquidation and Dissolution of

Templeton Russia and East European Fund, Inc.

This Plan of Liquidation and Dissolution (the “Plan”) is intended to accomplish the complete liquidation and dissolution of Templeton Russia and East European Fund, Inc., a Maryland corporation (the “Fund”), registered with the U.S. Securities and Exchange Commission (the “SEC”) as a closed-end management investment company under the Investment Company Act of 1940, as amended (“1940 Act”), in conformity with the laws of the State of Maryland, the 1940 Act, the Internal Revenue Code of 1986, as amended (“Code”), and the Fund’s Charter and Amended and Restated By-laws (together, “Governing Instruments”).

WHEREAS, in light of limited potential for significant investor interest in the future for the Fund, management has recommended that the Fund be liquidated and dissolved; and

WHEREAS, the Board of Directors has considered the impact on shareholders of the Fund’s termination and liquidation; and

WHEREAS, the Board of Directors has determined that the liquidation and dissolution of the Fund is advisable and in the best interests of the shareholders of the Fund; and

WHEREAS, the Board of Directors, pursuant to Section 3-406 of the Maryland General Corporation Law, submitted to the Fund’s shareholders a proposal to approve the Plan, and shareholders have voted for approval of the Plan as of the date hereof (the “Effective Date”).

NOW THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner set forth herein:

1.    Liquidation.    The Fund shall be liquidated not later than 24 months after the Effective Date of, and in conformity with, this Plan, in accordance with its Governing Instruments, and all applicable laws and regulations, including but not limited to Section 331/332 of the Code (“Liquidation”). The officers of the Fund shall designate the date(s) the Fund’s assets are distributed in Liquidation, which date may be changed by the officers of the Fund from time to time as they deem necessary, desirable or appropriate. The date of the last such distribution shall be referred to as the “Liquidation Date”.

2.    Cessation of Business.    Following shareholder approval of the Plan, the Fund shall proceed to wind up its business and affairs, including delisting the Fund’s shares from the New York Stock Exchange (“NYSE”) (the date of such delisting shall be referred to as the “Delisting Date”). Following the Delisting Date, the Fund may continue to carry on its activities as an investment company until the final liquidating distribution to its shareholders is made; provided, however, that as the Fund converts portfolio securities to cash for purposes of making such distributions, it shall not be required to seek to achieve its investment goal. The Fund shall attempt to collect any amounts that may be due to it, except that, after the Effective Date, the Fund shall cease filing or pursuing proofs of claim in connection with any class action lawsuits, regulatory or governmental recovery funds, bankruptcy proceedings, or other legal proceedings relating to the Fund’s current or past portfolio holdings. Further, the officers of the Fund may elect not to pursue the collection of any speculative or contingent assets as they deem necessary or appropriate.

3.    Payment of Debts.    The Fund shall determine and pay, or make reasonable provision to pay, in full all claims and obligations, including, without limitation, all contingent, conditional or unmatured claims and obligations known to the Fund, and all claims and obligations that are known to the Fund but for which the identity of the claimant is unknown.

4.    Liquidating Distribution.    All liquidating distributions will be paid pro rata to the Fund’s shareholders. On the Liquidation Date, the Fund shall distribute pro rata to the Fund’s shareholders of record as of the close of business on the Delisting Date all of the Fund’s then existing assets in complete and full cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to: (a) discharge any unpaid liabilities and obligations of the Fund on the Fund’s books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date; and (b) pay such contingent liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund on the Fund’s books. If the Board of Directors is unable to make distributions to all of the Fund’s shareholders because of an inability to locate shareholders to whom distributions are payable, the Board of Directors may create, in the name and on behalf of the Fund, a trust with a financial institution and, subject to applicable abandoned property laws, deposit any of the Fund’s remaining assets in such trust for the benefit of the shareholders that cannot be located. The expenses of such trust shall be charged against the assets therein.

5.    Liquidating Trust.     The Fund may place into a liquidating trust for the benefit of shareholders (the “Liquidating Trust”) any illiquid portfolio securities that cannot be liquidated at a reasonable price on or before the Liquidation Date. The Liquidating Trust may make additional distributions to shareholders upon the sale of such illiquid securities.

6.    Satisfaction of Federal Income and Excise Tax Distribution Requirements.    The Fund shall, by the Liquidation Date, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Fund’s shareholders all of the Fund’s investment company taxable income for the taxable years ending at or prior to the Liquidation Date (computed without regard to any deduction for dividends paid), and all of the Fund’s net capital gain, if any, realized in the taxable years ending at or prior to the Liquidation Date (after reduction for any capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods. Alternatively or in conjunction therewith, the Fund may, if eligible to do so pursuant to Section 562(b) of the Code, treat the amounts to be distributed pursuant to this Section 6 as being paid out as dividends as part of the liquidating distributions made to the Fund’s shareholders pursuant to Section 4.

7.    Expenses in Connection with this Plan.    The Fund will bear all the expenses associated with the Liquidation, except that Fund shareholders will pay their own expenses, if any, incurred in connection with the Liquidation.

8.    Powers of the Officers.    The Board of Directors hereby authorizes the officers of the Fund to do any or all acts and things as provided for in the Plan and as they may consider necessary, desirable or appropriate to carry out the purposes of the Plan, including the execution and filing of certificates, tax returns, forms and other papers. The death, resignation or disability of any Director or any officer of the Fund shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in the Plan.

9.    Filings.    The Board of Directors hereby authorizes the officers of the Fund to make any necessary or appropriate filings relating to the liquidation and/or dissolution of the Fund with the State of Maryland, the U.S. Internal Revenue Service (the IRA”), the SEC, the NYSE or with any other authority. Without limiting the generality of the foregoing, the officers of the Fund are authorized and directed to file or cause to be filed Form 966 with the IRS within 30 days of the Effective Date and to file Articles of Dissolution with the State of Maryland.

10.    Amendment of Plan.    The Board of Directors shall have the authority to authorize variations from or amendments to the provisions of this Plan as may be necessary or appropriate to effect the Liquidation of the Fund, the distribution of the Fund’s net assets to its shareholders in accordance with the laws of the State of Maryland, the 1940 Act, the Code, and the Fund’s Governing Instruments, and the winding up of the affairs of the Fund, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its shareholders. The Board of Directors may abandon this Plan at any time if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders.

EXHIBIT B

TEMPLETON FUNDS AUDIT COMMITTEE CHARTER

I.        The Committee.

The Audit Committee (“Committee”) is a committee of, and established by, the Board of Directors/Trustees of the Fund (the “Board”). The Committee shall consist of such number of members as set by the Board from time to time, but in no event less than three, and its members shall be selected by the Board. The Committee shall be comprised entirely of “independent” members, as defined in Item 3(a)(2) of SEC Form N-CSR (“Disinterested Board members”). Members shall be financially literate, meaning that each member is able to read and understand fundamental financial statements, including the Fund’s balance sheet and income statement. At least one member of the Committee shall be designated by the Board as an “audit committee financial expert,” as defined in Item 3(b) of SEC Form N-CSR, unless the Board determines that the Fund does not have an audit committee financial expert on the Committee.

II.       Purposes of the Committee.

The function of the Committee is to be directly responsible for overseeing the Fund’s accounting and auditing processes, which shall include the appointment, compensation, retention and oversight of the work of the Fund’s independent registered public accounting firm (“auditors”) engaged (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Fund. It is management’s responsibility to maintain appropriate systems for accounting and internal controls. It is the auditors’ responsibility to plan and carry out an audit in accordance with the standards of the Public Company Accounting Oversight Board and to report directly to the Committee. It is not the duty of the Committee to plan or conduct audits or to determine that the Fund’s financial statements are complete and in accordance with generally accepted accounting principles; it is the responsibility of the auditors to conduct audits and the responsibility of management to prepare the Fund’s financial statements in accordance with generally accepted accounting principles.

In giving its recommendations to the Board with respect to the Fund’s financial statements, the Committee will rely on:

1.        management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles,

2.        the report of the Fund’s auditors with respect to such financial statements.

Consistent with such allocation of functions, the purposes of the Committee are:

(a) To oversee the Fund’s accounting and financial reporting policies and practices and its internal controls, and to obtain, where it deems appropriate, reports on internal controls of service providers to the Fund;

(b) To oversee the quality, objectivity and integrity of the Fund’s financial statements and the independent audit thereof;

(c) To act as a liaison between the Fund’s auditors and the Board; and

(d) To consider such other matters as it deems appropriate in carrying out its purpose and any other matters that may be assigned to it by the Board.

In addition, the Committee shall serve as the Fund’s Qualified Legal Compliance Committee (“QLCC”) pursuant to Section 205 of the SEC’s Standards of Professional Conduct for Attorneys (the “Standards”). In this capacity, the Committee is required to adopt and maintain written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation. “Evidence of a material violation” means credible evidence, based upon which it would be unreasonable, under the circumstances, for a prudent and competent attorney not to conclude that it is reasonably likely that a material violation of an applicable U.S. federal or state securities law, a material breach of fiduciary (or similar duty) to the Fund arising under U.S. federal or state law, or a similar material violation of any U.S. federal or state law has occurred, is ongoing, or is about to occur.

III.     Powers and Duties.

The Committee shall have the following powers and duties to carry out its purposes:

(a) To select the auditors, subject to approval both by the Board and by a separate vote of the Disinterested Board members, and, in connection therewith, to evaluate the independence and qualifications of the auditors in accordance with applicable federal securities laws and regulations and the rules and standards of the Independence Standards Board and American Institute of Certified Public Accountants.

(b) To be directly responsible for approving the services to be provided by, and the compensation of, the auditors, including:

(i)       pre-approval of all audit and audit related services;

(ii)      pre-approval of all non-audit related services to be provided to the Fund by the auditors;

(iii)     pre-approval of all non-audit related services to be provided by the auditors to the Fund’s investment adviser or to any entity that controls, is controlled by or is under common control with the Fund’s investment adviser and that provides ongoing services to the Fund where the non-audit services relate directly to the operations or financial reporting of the Fund; and

(iv)     if deemed necessary or appropriate, as an alternative to Committee pre-approval of services to be provided by the auditors, as required by paragraphs (ii) and (iii) above;

(A)     establishment by the Committee of policies and procedures to pre-approve such services, provided the policies and procedures are detailed as to the particular service and the Committee is informed of each service and such policies and procedures do not include delegation of audit committee responsibilities, as contemplated under the Securities Exchange Act of 1934, to management; or

(B)     delegation by the Committee to one or more designated members of the Committee who are Disinterested Board members authority to pre-approve such services, provided the Committee is informed of the decisions of any member pursuant to such delegated authority no later than its next scheduled meeting;

subject, in the case of (ii) through (iv), to any waivers, exceptions or exemptions that may be available under applicable law or rules.

(c) To meet with the auditors, including private meetings, as necessary to (i) review the arrangements for and scope of the annual audit and any special audits; (ii) discuss any matters or concerns relating to the Fund’s financial statements, including any recorded and/or unrecorded adjustments to such statements recommended by the auditors, or other results of audits; (iii) consider the auditors’ comments with respect to the Fund’s financial, accounting and reporting policies, procedures and internal controls and management’s responses thereto; and (iv) to review the form of opinion the auditors propose to render.

(d) To receive and consider reports from the auditors:

(i)       as required by generally accepted accounting standards; and

(ii)      annually and by update as required by SEC Regulation S-X, regarding: (w) all critical accounting policies and practices of the Fund to be used; (x) alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the Fund, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors; (y) other material written communications between the auditors and management of the Fund, such as any management letter or schedule of unadjus\ted differences; and (z) all non-audit services provided to any entity in an investment company complex, as defined in SEC Regulation S-X, that were not pre-approved by the Committee pursuant to SEC Regulation S-X.

(e) To consider the effect upon the Fund of any changes in accounting principles or practices proposed by management or the auditors.

(f) In considering the independence of the auditors, to request from, and discuss with, the auditors a written statement, and other reports as necessary, describing all relationships between the auditors and the Fund, the Fund’s investment adviser and service providers, and other entities advised or serviced by, including any entities controlling, controlled by or under common control with, the investment adviser or any other service providers to the Fund that, in the auditors’ judgment, could be thought to bear upon the auditors’ independence; to receive and consider, if applicable, periodic reports from the auditors regarding whether the provision of non-audit services is compatible with maintaining the auditors’ independence; and to request from the auditors a certificate that they are independent auditors under the Federal securities laws and are in compliance with all standards adopted by the Independence Standards Board.

(g) To require that the auditors regularly provide timely information to the Committee with respect to new rules and pronouncements by applicable regulatory and accounting standards agencies, along with an explanation of how such developments may affect the Fund’s financial statements and accounting principles and practices.

(h) To review, at such times and in the manner deemed appropriate by the Committee, the results of the annual audit of, and the report of the auditors on the Fund’s annual financial statements, including footnotes and any significant audit findings.

(i) To consider any reports of difficulties that may have arisen during the course of the audit, including any limitations of the scope of the audit, and management’s response thereto.

(j) To review certifications of the Fund’s Chief Executive Officer—Finance and Administration, and Chief Financial Officer and Chief Accounting Officer concerning (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Fund’s ability to record, process, summarize and report financial information;

and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Fund’s internal controls over financial reporting, and for any other purposes the Committee deems appropriate, as required by §302 of the Sarbanes-Oxley Act.

(k) To inform the chief legal officer (“CLO”) and chief executive officer (“CEO”) of the Fund (or the equivalents thereof) of any report of evidence of a material violation by the Fund, its officers, directors/trustees, employees (if any), or agents (collectively, “affiliates”). In connection therewith, the Committee shall:

(i)       determine whether an investigation is necessary regarding any report of evidence of a material violation by the Fund or its affiliates;

(ii)      if the Committee determines such an investigation is necessary or appropriate, (A) notify the Board; (B) initiate an investigation, which may be conducted by either the CLO or by outside attorneys; and (C) retain such additional expert personnel as the Committee deems necessary to assist in the investigation;

(iii)     at the conclusion of any such investigation, (A) recommend by a majority vote, that the Fund implement an appropriate response (as defined in Section 205.2(b) of the Standards) to evidence of a material violation, and (B) inform the CLO and the CEO and the Board of the results of such investigation and the appropriate remedial measures to be adopted;

(iv)     acting by majority vote, take all other appropriate action, including the authority to notify the SEC in the event the Fund fails in any material respect to implement an appropriate response that the Committee has recommended the Fund to take; and

(v)      otherwise respond to evidence of a material violation.

IV.     Other Functions and Procedures of the Committee.

(a) The Committee shall meet at least twice each year or more frequently, in open or executive sessions, as may be necessary to fulfill its responsibilities. The Committee shall meet as frequently as circumstances require with (i) the auditors as provided in III (c), above; and (ii) management’s internal audit department to review and discuss internal audit functions and reports. The Committee may invite members of management, the auditors, counsel, advisers and others to attend its meetings as it deems appropriate. The Committee shall have separate sessions with the auditors, management and others, as and when it deems appropriate.

(b) The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Fund or the Fund’s adviser regarding accounting, internal accounting controls, or accounting matters relating to the Fund; and (ii) the confidential, anonymous submission by employees of the Fund or the Fund’s adviser, administrator, principal underwriter or any other provider of accounting related services for the Fund, of concerns regarding questionable accounting or auditing matters.

(c) The Committee shall have the authority to engage special counsel, experts and advisers as and when it determines necessary to carry out its duties and the Fund must provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to any auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Fund; (ii) compensation to any advisers employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

(d) The Committee shall have unrestricted access to the Fund’s management and management of the Fund’s adviser, including, but not limited to, their chief executive officer(s), chief financial officer(s), internal auditors and any other executives and financial officers.

(e) The Committee shall report its activities to the Board and make such recommendations as the Committee may deem necessary or appropriate.

(f) The Committee shall review and assess the adequacy of this Charter annually, or more frequently if it chooses, and recommend any changes to the Board.

(g) The Chair of the Committee shall meet periodically on an informal basis with the Chairpersons of the Audit Committees of other Funds within the Franklin/Templeton/Mutual Series complex to share information and discuss items of mutual interest and shall report back to the Committee on any issues of substance discussed at such periodic meetings. In addition, the Committee shall meet jointly with Audit Committees of other Funds within the Franklin/Templeton/Mutual Series complex as may be appropriate, to attend presentations and review proposals and other matters of common concern to all such Audit Committees.

ADDITIONAL STATEMENTS FOR CLOSED-END FUNDS ONLY

(The provisions set forth in Appendix A hereto are intended to cover specific requirements and wording mandated by applicable Stock Exchange listing requirements.)

Appendix A

In addition to the purposes set forth above, the purposes of the Committee include:

(a) preparation of the Audit Committee Disclosure Report required to be included in the Fund’s annual proxy statement; and

(b) the assistance of oversight, as either part of the full Board or as a Committee, of the Fund’s compliance with legal and regulatory requirements.

In addition to the powers and duties set forth above, the Committee shall have the following powers and duties to carry out its purposes:

(a) To obtain and review a report by the auditors, at least annually, describing:

(i)       All relationships between the auditors and the Fund, the Fund’s adviser, and any control affiliate of the adviser that provides ongoing services to the Fund;

(ii)      Any material issues raised by the most recent internal quality-control review, or peer review, of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and

(iii)     The auditors’ internal quality-control procedures;

(b) To discuss generally, to the extent the Fund issues any earnings press releases or any financial information and earnings guidance provided to analysts and rating agencies, any such releases or information and guidance;

(c) To discuss in a general manner, as either part of the full Board or as a Committee, the Fund’s processes with respect to risk assessment and risk management;

(d) To review and approve, as either part of the full Board or as a Committee, clear policies relating to the hiring by entities within Franklin Templeton Investments of employees or former employees of the auditors;

(e) To evaluate, as either part of the full Board or as a Committee, its performance at least annually; and

(f) Upon appointment of a member (i) to the Committee or (ii) to the audit committee of another public company, who simultaneously serves on the audit committees of three or more public companies, to request the Board to determine that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

The Committee shall comply with such other rules of the New York Stock Exchange, Inc., other applicable national securities exchanges and the U.S. Securities and Exchange Commission applicable to closed-end funds, as such may be adopted and amended from time to time.

TLTRF PROXY 08/15

ANNUAL MEETING OF SHAREHOLDERS OF

TEMPLETON RUSSIA AND EAST EUROPEAN FUND, INC.

September 24, 2015

GO GREEN

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Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20433000000000001000 4   092415

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Ann Torre Bates
- ○ Frank J. Crothers
- ○ David W. Niemiec
- ○ Gregory E. Johnson

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This Proxy is solicited on behalf of the Board of Directors. It will be voted as specified. If no specification is made, this Proxy shall be voted FOR Proposal 1 (including all nominees for director) and FOR Proposals 2 and 3. If any other matters properly come before the Meeting to be voted on, the proxy holders will vote, act and consent on those matters in accordance with the views of management.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FRANKLIN TEMPLETON
INVESTMENTS

TEMPLETON RUSSIA AND EAST EUROPEAN FUND, INC.

Proxy for Annual Meeting of Shareholders to be held on September 24, 2015

Solicited on Behalf of the Board of Directors

The undersigned hereby revokes all previous proxies for his/her shares of Templeton Russia and East European Fund, Inc. (the "Fund") and appoints TARA E. GORMEL, KIMBERLY H. NOVOTNY and LORI A. WEBER, and each of them, proxies of the undersigned with full power of substitution to vote all shares of the Fund that the undersigned is entitled to vote at the Fund's Annual Meeting of Shareholders (the "Meeting") to be held at 300 S.E. 2nd Street, Fort Lauderdale, Florida 33301-1923 at 12 Noon, Eastern time, on September 24, 2015, including any postponements or adjournments thereof, upon the matters set forth below and instructs them to vote upon any other matters that may properly be acted upon at the Meeting, including any matters presented for which the Fund was not given timely notice.

(Continued and to be signed on the reverse side.)

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